UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2025

SONOCO PRODUCTS COMPANY

(Exact name of registrant as specified in its charter)

001-11261
(Commission File Number)

South Carolina	57-0248420
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

1 N. Second St.

Hartsville, South Carolina 29550

(Address of principal executive offices) (Zip Code)

(843) 383-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
No par value common stock	SON	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 3, 2025, Robert R. Dillard separated from his position as the Chief Financial Officer of Sonoco Products Company (the “Company”), and Jerry A. Cheatham, the Vice President of Global Finance for the Company’s Industrial Paper Packaging segment and a 36-year finance leader within the Company, was appointed to the role of interim Chief Financial Officer. Mr. Cheatham will continue to perform his duties as Vice President of Global Finance, Industrial Paper Packaging during the time he serves as interim Chief Financial Officer. As interim Chief Financial Officer, Mr. Cheatham will act as the Company’s principal financial officer and will have responsibility for the Company’s global finance functions including audit, controllership, financial reporting, risk management and insurance, financial planning and analysis, and strategy and corporate development until a successor is appointed. The Company is undergoing a retained search for internal and external candidates to identify and select a permanent Chief Financial Officer.

Mr. Dillard did not depart as a result of any disagreement with the Company or its Board of Directors relating to the Company’s operations, policies or practices or any issues regarding its accounting policies or practices. Mr. Dillard will receive separation payments and benefits pursuant to the Company’s Executive Officer Severance Plan (the “Severance Plan”) as described in the Company’s Current Report on Form 8-K filed on October 24, 2022. A copy of the Severance Plan is filed as Exhibit 10.21 to the Company’s Annual Report on Form 10-K filed February 28, 2023.

Mr. Cheatham, age 62, has served as Vice President of Global Finance, Industrial Paper Packaging since December 2022. He also served as the Staff Vice President of Finance, Industrial North America from May 2019 through December 2022, and in various other finance and accounting leadership roles since joining the Company in 1988. Mr. Cheatham holds a BS in Accounting from South Carolina State University and an EMBA from Vanderbilt University.

Mr. Cheatham will receive the following material amendments to his compensation arrangement to be effective during the time that he serves as interim Chief Financial Officer: (1) an increase in his base salary to $500,000, payable in accordance with the Company’s payroll practices, and (2) an increase in his annual target incentive compensation to 50% of his base salary.

There are no family relationships between Mr. Cheatham and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company within the meaning of Item 401(d) of Regulation S-K. There are no arrangements or understandings with any other person pursuant to which Mr. Cheatham was appointed as the Company’s interim Chief Financial Officer. Mr. Cheatham has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01           Regulation FD Disclosure.

On January 6, 2025, the Company issued a press release announcing the appointment of Mr. Cheatham and the departure of Mr. Dillard as described herein, as well as certain other senior leadership changes. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information furnished pursuant to Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01           Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
99.1	Press Release of Sonoco Products Company, dated January 6, 2025.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONOCO PRODUCTS COMPANY

Date: January 6, 2025	By:	/s/ John M. Florence, Jr.
John M. Florence, Jr.
General Counsel and Secretary